FIRST AMENDMENT TO
DISTRIBUTION AGREEMENT

This First Amendment (“Amendment”) to the Distribution Agreement (the “Agreement”) dated September 30, 2021, by and between Trust for Professional Managers (“Fund Company”), Rockefeller & Co. LLC (“Adviser”) and Quasar Distributors, LLC (“Distributor” and together with Fund Company and Adviser, the “Parties”) is entered into as of September 1, 2022 (the “Effective Date”).

WHEREAS, the Fund Company has terminated from its series the following four funds: Rockefeller Equity Allocation Fund, Rockefeller Core Taxable Bond Fund, Rockefeller Intermediate Tax Exempt National Bond Fund and Rockefeller Intermediate Tax Exempt New York Bond Fund.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement to reflect the Fund terminations noted above; and

WHEREAS, Section 10 (B) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. The following funds are hereby stricken from Exhibit A to the Agreement: Rockefeller Equity Allocation Fund, Rockefeller Core Taxable Bond Fund, Rockefeller Intermediate Tax Exempt National Bond Fund and Rockefeller Intermediate Tax Exempt New York Bond Fund

2. Exhibit A of the Agreement is hereby deleted and replaced in its entirety by Exhibit A attached hereto and incorporated herein.

3. Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

4. Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

5. This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Wisconsin.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

QUASAR DISTRIBUTORS, LLC

By:    /s/ Teresa Cowan

Name: Teresa Cowan Title: President
TRUST FOR PROFESSIONAL MANAGERS

By:    /s/ John P. Buckel

Name: John P. Buckel Title: President
ROCKEFELLER & CO. LLC

By:    /s/ Timothy J. McCarthy

Name: Timothy McCarthy

Title: General Counsel

Effective September 1, 2022

Exhibit A to the Distribution Agreement

Fund Names

Separate Series of Trust for Professional Managers

Name of Series

Rockefeller Climate Solutions Fund